UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2011

NF ENERGY SAVING
CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District
Shenyang, P.R. China	110015
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of NF Energy Saving Corporation (the “Company”) was held on June 27, 2011.

The Company’s stockholders voted on two proposals as follows: to elect Company directors for the ensuing year (Proposal 1); and to ratify the selection by the Audit Committee of the Company’s Board of Directors of HKCMCPA Company Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2)..

All nominees for election to the Board as Directors were elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders also ratified Proposal 2. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Gang Li	3,064,346	3,574	733,558
Lihua Wang	3,064,346	3,574	733,558
Hong Li	3,063,413	4,507	733,558
Mia Kuang Ching	3,064,346	3,574	733,558
Jianxin (Jason) Wang	3,064,213	3,707	733,558
Jiuding Yan	3,064,346	3,574	733,558
John MacLean	3,064,346	3,574	733,558
Joshua Kurtzig	3,061,113	6,807	733,558

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	3,744,514	14,522	42,442	__

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: June 28, 2011	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer